Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 17, 2006 except for the second paragraph of Note 2 as to which the date is March 22, 2006, relating to the consolidated financial statements of Ceragenix Pharmaceuticals, Inc. and subsidiary (a development stage enterprise) and to the reference to our Firm under the caption “Experts” in the Prospectus.

GHP HORWATH, P.C.

Denver, Colorado
December 21, 2006